Exhibit 10.26
AMENDMENT
for the
FINAL 401(k) / 401(m) REGULATIONS
to the
     BIOMED REALTY, L.P. 401(k) RETIREMENT SAVINGS PLAN
     BIOMED REALTY, L.P., (the “Employer”), hereby amends the BIOMED REALTY, L.P. 401(k)RETIREMENT SAVINGS PLAN to be effective for the Plan Years beginning after December 31, 2005 unless otherwise stated below:
1.	Paragraph H.3 of Article I is amended to add the following:

“For Plan Years beginning after December 31, 2005, the twenty-five percent (25%) contribution stated above shall be reduced to five percent (5%).”

2.	Paragraph M.1 of Article I is amended in its entirety to read as follows:

“1 Qualified Nonelective Employer Contributions.
     Each Eligible Participant shall receive an allocation of Qualified Nonelective Employer Contributions as provided in Paragraph H.3 of this Article I.
     For each Plan Year, the Employer shall determine the amount of Qualified Nonelective Employer Contributions to be allocated to the Qualified Nonelective Employer Contribution Account of the Participants in separately designated individual allocation groups. For this purpose, each Participant shall be assigned to his or her own individual allocation group. The allocation of Qualified Nonelective Employer Contributions within each individual allocation group shall be based on such individual’s Compensation. Qualified Nonelective Employer Contributions allocated to any Participant’s individual allocation group shall not exceed the limitations described in Paragraph E of Article V.”
3. Paragraph P of Article I is amended to add the following:
     Effective for Plan Years beginning after December 31, 2005, allocation of Matching Contributions shall be made to the appropriate Matching Contribution Accounts to Eligible Participants during the Plan Year without regard to any last day employment or service requirements.

4.	Effective after December 31, 2005, Paragraph BB of Article I is amended in its entirety to read as follows:

‘BB. Hardship Withdrawals.
     Hardship withdrawals of Elective Contributions shall be allowed. For these purposes, an ‘event of hardship’ means:
     Payment for (or necessary to obtain) medical care that would be described under Section 213(d) of the Code determined without regard to whether the expenses exceed seven and one-half percent (7.5%) of adjusted gross income.
     Costs directly related to the purchase of a principal residence, but not including mortgage payments, by the Employee.
     Payment of tuition, room and board, and related educational fees for up to the next 12 months of post-secondary education for the Employee, the Employee’s Spouse, children or dependents (as defined in Section 152 of the Code, and for taxable years beginning on or after January 1, 2005 without regard to Sections 152(b)(1), 152(b)(2) and 152 (d)(1)(B) of the Code).
     The need to prevent eviction of the Employee from his or her principal residence or foreclosure on the mortgage of the Employee’s principal residence.
     Payments for burial or funeral expenses for the Employee’s deceased parent, Spouse, children or dependents (as defined in Section 152 of the Code, and for taxable years beginning on or after January 1, 2005 without regard to Section 152(d)(1)(B) of the Code).
     Payments of expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income).’
5.	Paragraph A.3 of Article II is amended to delete the last three (3) paragraphs and substitute in their place the following paragraph:
     “Elective Contributions that are treated as catch-up contributions pursuant to Section 414(v) of the Code because they exceed a statutory limit imposed by Section 401(a)(30), 402(h), 403(b), 408, 415(c) or 457(b)(2) of the Code (without regard to Section 414(v) or 457((b)(3) of the Code) or an Employer-provided limit stated in Paragraph H.2 of Article I or J.6 of Article IV (without regard to Section 414(v) of the Code) are subtracted from the Participant’s Elective Contributions for the Plan Year for purposes of determining such Participant’s actual deferral ratio.”
6.	Paragraph A.25 of Article II is amended to add subparagraph (f) as follows:
     ”(f) Any catch-up contributions made under Section 414(v) of the Code.”

7.	Paragraph A.27 of Article II is amended in its entirety to read as follows:
     Eligible Participant means for purposes of computing the Actual Deferral Percentage, any Employee who is directly or indirectly eligible to make an election to reduce and defer his or her Compensation under the Plan during all or a portion of a Plan Year, including (i) any Employee who would be a Participant but for the failure to make any Elective Contributions or other required contributions; (ii) any Employee whose eligibility to make Elective Contributions has been suspended due to a hardship distribution or other distribution, a loan, or an election not to participate, other than a one-time irrevocable election made no later than the Employee’s first becoming eligible under the Plan or any plan or arrangement of the Employer described in Section 219(g)(5)(A) of the Code (whether or not such other plan or arrangement has terminated) to have contributions equal to a specified amount or percentage of Compensation (including no amount of Compensation) made by the Employer to this Plan and any other plan maintained by the Employer (including plans not yet established) for the duration of the Employee’s employment; (iii) any Employee who is unable to receive an additional Annual Addition on account of Sections 415(c)(1) and 415(e) of the Code; and (iv) any Employee who is unable to make an Elective Contribution because his or her Compensation is less than a stated dollar amount.
     For purposes of computing the Average Contribution Percentage, “Eligible Participant” means any Employee who is directly or indirectly eligible to make an Employee After-Tax Contribution or to receive an allocation of Matching Contributions, including Matching Contributions derived from forfeitures under the Plan during all or a portion of a Plan Year including (i) any Employee who is unable to make an Employee After-Tax Contribution or receive an allocation of Matching Contributions merely because his Compensation is less than a stated amount; (ii) any Employee who would be eligible to make Employee After-Tax Contributions or receive Matching Contributions except for a suspension due to a hardship distribution or other distribution, a loan or an election not to participate in the Plan, other than a one-time irrevocable election made no later than the date the Employee first becomes eligible under the Plan or any plan or arrangement of the Employer described in Section 219(g)(5)(A) of the Code not to be eligible to make Employee After-Tax Contributions or receive an allocation of Matching Contributions under the Plan or any other plan maintained by the Employer (including plans not yet established) for the duration of the Employee’s employment; (iii) and any Employee who is unable to receive additional Annual Additions because of Sections 415(c)(1) and 415(e) of the Code.”

8.	The last paragraph of Paragraph D.2 of Article IV is amended to read as follows:
     “If provided in Paragraph H.2 of Article I, Employees who are eligible to make Elective Contributions under this Plan and who have attained age 50 by the end of the calendar year shall be eligible to make catch-up contributions at the beginning of the calendar year in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415(c) of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(a)(4), 401(k)(3), 401(k)(11), 410(b), or 416 of the Code, as applicable, by reason of making of such catch-up contributions. For purposes of Section 410(b) and the average benefit percentage test under Treasury Regulation Section 1.410(b)-5, catch-up contributions for the current Plan Year are disregarded. However, catch-up contributions made to the Plan in prior years are taken into account for purposes of Section 410(b) and the average benefit test under Treasury Regulation Section 1.410(b)-5. Those Plan provisions that relate to Section 1.414(v)-1(a) through (h) of the Treasury Regulations are effective for Plan Years beginning after December 31, 2003.”
9.	Paragraph D of Article IV is amended to add subparagraph 5:
     “5 Automatic Enrollment. The Employer may elect above to apply the automatic enrollment provisions. If elected, the following provisions shall apply:
     (a) The Employer shall elect above to apply the automatic enrollment provisions either to current and future Participants or only to future Participants hired on or after the automatic enrollment provisions are effective. If the Employer elects to have these provisions apply to current and future Participants, then the Employer will apply the automatic enrollment provisions to current Participants who are deferring at less than the amount elected above, unless such Participants make an affirmative election to receive their Compensation in cash.
     (b) After satisfying the Plan’s eligibility requirements, each affected Participant shall have his or her Compensation automatically reduced by the percentage elected above and such amount shall be contributed to the Plan.
     (c) Notwithstanding the foregoing, an election by a Participant not to make Elective Deferrals or to contribute a different percentage may be made at any time. Such election, if filled when the Participant is hired, or within a reasonable time before the Compensation payable for the first pay period is currently made available, shall be effective for the first pay period and subsequent pay periods until superseded by a subsequent

Deferral Election, including an election to defer zero Compensation. Elections filed at a later date shall be effective for payroll periods beginning in the month next following the date the election is filed with the Plan.
     (d) If a Participant has Elective Deferrals withheld pursuant to automatic enrollment and no investment directive has been received by the Plan, such Participant’s contributions shall be invested in accordance with Article I and XII of the Plan and the procedures established by the Committee.
     (e) For current Participants who are deferring at a percentage or dollar amount less than the amount elected above, the Employer shall, in the first payroll period after the date of the automatic provisions are effective, reduce the Participant’s Compensation by the difference between the Participant’s current Deferral Election and the amount elected above.
     (f) At the time an Employee is hired, the Committee shall provide the Employee with a notice that explains the automatic enrollment provisions. This notice shall also explain the Employee’s right to elect to have no Elective Contributions made to the Plan or to change the amount of his or her Elective Contributions. Such notice will include the procedure for exercising the right and the timing for implementation of any such election.
     (g) The Committee shall provide each Participant in the Plan with an annual notice of his or her Elective Contribution percentage and each Participant’s right to change the percentage, including the procedure for exercising these rights and the timing for implementation of any such election. Prior to a Participant with appropriate guidance as to the procedures then in effect for the Participant to make alternative elections referenced above. Each Participant deferring Compensation pursuant to the automatic enrollment provisions shall be deemed to have consented to an Elective Deferral contribution in the amount specified by the Employer as provide above, unless he or she has filed an election to the contrary with the Committee.
     (h) As stated above, Elective Deferrals made pursuant to the automatic enrollment provisions shall be treated as either pre-tax Elective Contributions or Roth Contributions.

10.	The following sentence is added to the end of the third paragraph of Paragraph F.4 of Article IV:
     “For Plan Years beginning after December 31, 2006, the notice can only make references to the relevant portions of an up-to-date summary plan description in regard to the content requirements of (ii), (iii) and (iv) of the preceding paragraph.”
11.	Paragraph H of Article IV is amended in its entirety to read as follows:
Limitation on Elective Deferrals.
     “1. Deferral Limit For Catch-Up Contributions. The applicable dollar limit under Section 402(g)(1)(B) of the Code (as increased under Section 402(g)(7) of the Code, to the extend applicable) shall be further increased by the applicable dollar catch-up limit as set forth in Section 1.414(v)-1(c)(2) of the Treasury Regulations with respect to eligible Participants entitled to make catch-up contributions.
     2. Deferral Limit For Multiple Plans. The preceding paragraph applies without regard to whether the applicable Employer plan (within the meaning of Section 414(v)(6) of the Code) treats the Elective Deferrals as catch-up contributions. Thus, a catch-up eligible Participant who makes Elective Deferrals under applicable employer plans of two (2) or more Employers that in total exceed the applicable dollar amount under Section 402(g)(1) of the Code by an amount that does not exceed the applicable dollar catch-up limit under either plan may exclude the Elective Deferrals from gross income, even if neither applicable Employer plan treats those Elective Deferrals as catch-up contributions.
     3. Adjustments in Deferral Limits. For taxable years beginning after December 31, 2006, the limitations under Sections 402(g), Section 408(p)(2)(A)(ii) and 414(v) of the Code shall be adjusted at the same time and in the same manner as Section 415(d) of the Code, except the base period taken into account shall be the calendar quarter beginning July 1, 2005, and any increase under this Paragraph H which is not a multiple of $500 shall be rounded to the next lowest multiple of $500.”

12.	Paragraph J.2 of Article IV is amended to read as follows:
“2. Determination of Corrective Distributions.
     (a) The determination of corrective distributions shall be made as follows:
     Step 1. The Committee shall calculate the dollar amount of Excess Contributions for each affected Highly Compensated Employee in accordance with Section 401(k)(8)(B) of the Code and Section 1.401(k)-1(f)(2) of the Treasury Regulations.
     Step 2. The Committee shall determine the total of the dollar amounts calculated in step 1 (“total Excess Contributions”).
     Step 3. The Elective Contributions of the Highly Compensate Employee with the highest dollar amount of Elective Contributions shall be reduced by the amount required to cause such Highly Compensated Employee’s Elective Contributions to equal the dollar amount of the Elective Contributions of the Highly Compensated Employee with the next highest dollar amount of Elective Contributions. This amount is then distributed to the Highly Compensated Employee with the highest dollar amount of Excess Contributions. However, if a lesser reduction, when added to the total dollar amount already described under this step, would equal the total Excess Contributions, the lesser reduction amount is distributed.
     Step 4. If the total amount distributed is less than the total Excess Contributions, step 3 is repeated.
     If the above distributions are made, the cash or deferred arrangement is treated as meeting the non-discrimination test of Section 401(k)(3) of the Code regardless of whether the Actual Deferral Percentage, if recalculated after such distributions, would satisfy Section 401(k)(3) of the Code.
     (b) Notwithstanding subparagraph (a) above, if the Plan fails the Actual Deferral Percentage limitation the amount to be refunded to a Participant who is eligible to make catch-up contributions pursuant to Paragraph D of this Article IV is first offset by the amount of the dollar catch-up limit. The catch-up amount due to the Actual Deferral Percentage limitation is calculated after the Actual Deferral Percentage limitation has been determined for the Plan Year. Amounts eligible for disbursement under Section 401(k)(8) or 408(k)(6)(C) of the Code must be re-categorized as catch-up contributions up to the dollar catch-up limit of Section 414(v)(2)(B) of the Code. However, Elective Contributions

that are not distributed because they are re-categorized as catch-up contributions are still considered to be Excess Contributions for purposes of Section 401(k)(8) of the Code. Thus, Matching Contributions with respect to such Elective Contributions are permitted to be forfeited pursuant to Section 411(a)(3)(E) of the Code and Paragraph K of Article X provided that catch-up contributions are not matched pursuant to Article I of the Plan.
     (c) For purposes of determining the maximum amount of permitted catch-up contributions for a catch-up eligible Participant, the determination of whether an Elective Contribution is a catch-up contribution is made as of the last day of the Plan Year (or in the case of Section 415 of the Code, as of the last day of the Limitation Year), except that, with respect to Elective Contributions in excess of an applicable limit that is tested on the basis of the taxable year or calendar year (such as the limit of Section 401(a)(30) of the Code on Elective Deferrals), the determination of whether such Elective Contributions are treated as catch-up contributions is made at the time they are deferred.”
13.	Paragraph J.4 of Article IV is amended in its entirety to read as follows:
     “4. Additional Requirements. Qualified Nonelective Employer Contributions and Qualified Matching Contributions which are treated as Elective Contributions must satisfy the following additional requirements:
     (a) The Nonelective Employer Contributions, including Qualified Nonelective Employer Contributions, must satisfy the requirements of Section 401(a)(4) of the Code and Section 1.401(a)(4)-1(b)(2) of the Treasury Regulations.
     (b) The Nonelective Employer Contributions, excluding Qualified Nonelective Employer Contributions treated as Elective Contributions for purposes of the Actual Deferral Percentage limitation and Qualified Nonelective Employer Contributions treated as Matching Contributions for purposes of the Contribution Percentage limitation, must satisfy the requirements of Section 401(a)(4) of the Code and Section 1.401(a)(4)-1(b)(2) of the Treasury Regulations.
     (c) If the Employer is applying the special rule for employer-wide plans in Section 1.414(r)-1(c)(2)(ii) of the Treasury Regulations with respect to a cash or deferred arrangement, the determination of whether the Qualified Nonelective Employer Contributions satisfy the requirements of subparagraphs (a) and (b) of this Paragraph J.4 must be made on an employer-wide basis regardless of whether the plans to which the Qualified Nonelective Employer Contributions are made are satisfying the requirements of Section 410(b) of the Code on an employer-wide basis. Conversely, in the case of an employer that is treated as operating qualified separate lines of business, and does not apply the special rule for employer-wide plans in Section 1.414(r)-1(c)(2)(ii) of the Treasury Regulations with respect to a cash or deferred arrangement, then the determination of whether the Qualified Nonelective Employer Contributions satisfy the requirements of this subparagraphs (a) and (b) of this Paragraph J.4 is not permitted to be made on an employer-wide basis regardless of whether the plans to which the Qualified Nonelective Employer Contributions are made satisfy the requirements of Section 410(b) of the Code on that basis.
     (d) Qualified Nonelective Employer Contributions and Qualified Matching Contributions made for the Plan Year must satisfy the allocation requirements of Elective Contributions.
     (e) The plan that takes Qualified Nonelective Employer Contributions and Qualified Matching Contributions into account in determining whether Elective Contributions satisfy the Actual Deferral Percentage limitation must have the same Plan Year as the plan or plans to which the Qualified Matching Contributions and Qualified Nonelective Employer Contributions were made. If the Plan Year is changed to satisfy this requirement, such contributions may be taken into account during the Short Plan Year only if they could have been taken into account under the Actual Deferred Percentage limitation for a plan with the same Short Plan Year.
     (f) If the Employer has elected to apply the prior year testing method to calculate the Actual Deferral Percentage limitation, Qualified Matching Contributions or Qualified Nonelective Employer Contributions must be made no later than twelve (12) months following the last day of the Plan Year preceding the current Plan Year to satisfy the Actual Deferral Percentage limitation. If the Employer has elected to apply the current year testing method to calculate the Actual Deferral Percentage limitation, Qualified Matching Contributions or Qualified Nonelective Employer Contributions must be made no later than twelve (12) months following the close of the current Plan Year to satisfy the Actual Deferral limitation.
     (g) Effective as stated in Article I, Qualified Nonelective Employer Contributions cannot be taken into account for a Plan Year for a Non-Highly Compensated Participant to the extent such contributions exceed the product of that Non-Highly Compensated Participant’s Compensation and the greater of (i) five percent (5%) or (ii) two (2) times the Plan’s representative contribution rate. Any Qualified Nonelective Employer Contribution taken into account under the Contribution

Percentage limitation under Paragraph L of Article X (including the determination of the representative contribution rate for purposes Section 1.401(m)-2(a)(6)(v)(B) of the Treasury Regulations), is not taken into account for purposes of this Paragraph J.4 (including the determination of the representative contribution rate under this subparagraph J.4(g)).
     For purposes of this subparagraph J.4(g) the Plan’s representative contribution rate is the lowest applicable contribution rate of any eligible Non-Highly Compensated Participant among a group of eligible Non-highly Compensated Participants that consists of half of all eligible Non-Highly Compensated Participants for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible Non Highly Compensated Participant in the group of all eligible Non-Highly Compensated Participant for the Plan Year and who is employed by the Employer on the last day of the Plan Year).
     The applicable contribution rate for an eligible Non-Highly Compensated Participant is the sum of the Qualified Matching Contributions taken into account under this Paragraph J.4 for the eligible Non-Highly Compensated Participant for the Plan Year and the Qualified Nonelective Employer Contributions made for that eligible Non-Highly Compensated Participant for the Plan Year, divided by that eligible Non-Highly Compensated Participant’s Compensation for such Plan Year.
     Notwithstanding this subparagraph J.4(g), Qualified Nonelective Employer Contributions that are made in connection with an employee’s obligation to pay prevailing wages under the Davis-Bacon Act, the Service Contract Act of 1965 or similar legislation, can be taken into account for a Plan Year to the extent such contributions do not exceed ten percent (10%) of such Non-Highly Compensated Participant’s Compensation.
     (h) Qualified Matching Contributions satisfy this Paragraph J.4 only to the extent that such Qualified Matching Contributions are Matching Contributions that are not precluded from being taken into account under the Contribution Percentage limitation for the Plan Year under the rules of Section 1.401(m)-2(a)(5)(ii) of the Treasury Regulations.
     (i) Qualified Matching Contributions and Qualified Nonelective Employer Contributions can not be taken into account under this Paragraph J.4 to the extent such contributions are taken into account for purposes of satisfying any other Actual Deferral Percentage limitation, Contribution Percentage limitation, or the requirements of Sections 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4 of the Treasury Regulations.”

14.	Paragraph R of Article IV is amended in its entirety to read as follows:
“R. Aggregation of Employer’s Plans.
     1. In General. Elective Contributions that are made under two (2) or more plans of the Employer that are aggregated for purposes of Section 401(a)(4) or Section 410(b) of the Code, other than Section 410(b)(2)(A)(ii) of the Code, are to be treated as made under a single plan and if two (2) or more plans are permissibly aggregated for purposes of Section 401(k) of the Code, the aggregated plans must satisfy Sections 401(a)(4), 401(k) and 410(b) of the Code as though such aggregated plans were a single plan. Whenever a Highly Compensated Employee is eligible under two (2) or more plans of the Employer which are subject to Section 401(k) of the Code, in calculating the Actual Deferral Percentage limitation, the actual deferral ratio of such Highly Compensated Employee will be determined by treating all such plans in which such Highly Compensated Employee is an Eligible Participant as a single plan.
     For purposes of this Paragraph R, the term plan means a plan within the meaning of Section 1.410(b)-7(a) and (b) of the Treasury Regulations, after application of the mandatory disaggregation rules of Section 1.410(b)-7(c) of the Treasury Regulations and the permissive aggregation rules of Section 1.410(b)-7(d) of the Treasury Regulations, as modified by Paragraph R.4 of this Article IV. Thus, if two (2) plans are treated as a single plan pursuant to the permissive aggregation rules of Section 1.410(b)-7(d) of the Treasury Regulations, then such plans are treated as a single plan for purposes of Sections 401(k) and 401(m) of the Code.
     2. Plans with Inconsistent 401(k) Testing Methods. In applying the permissive aggregation rules of Section 1.410(b)-7(d) of the Treasury Regulations, an Employer may not aggregate plans within the meaning of Section 1.410(b)-7(b)-7(b) of the Treasury Regulations that apply inconsistent testing methods. Thus, a plan that applies the current year testing method may not be aggregated with another plan of the Employer that applies the prior year testing method. Similarly, an Employer may not aggregate a plan using the safe harbor provisions of Section 401(k)(12) of the Code and another plan that is required to be tested under Section 401(k)(3) of the Code.
     3. Disaggregation of Plans and Separate Testing. If a cash or deferred arrangement is included in a plan within the meaning of Section 1.410(b)-7(b) of the Treasury Regulations that is mandatorily disaggregated under Section 410(b) of the Code (as modified by Paragraph R.4 of this Article IV), the cash or deferred arrangement must be disaggregated in a consistent manner. Thus, in case of an Employer that is treated as operating qualified separate lines of business under Section 414(r) of the Code, if eligible Employees under a cash or deferred arrangement that are in more than one qualified separate line of business, only those Employees within each qualified separate line of business may be taken into account in determining whether each disaggregated portion of the plan complies with the requirements of Section 401(k) of the Code, unless the Employer is applying the special rule for employer-wide plans in Section 1.414(r)-1(c)(2)(ii) of the Treasury Regulations with respect to the plan. Similarly, if a cash or deferred arrangement under which Employees are permitted to participate before they have completed the minimum age and service requirements of Section 410(a)(1) of the Code applies Section 410(b)(4)(B) of the Code for determining whether the plan complies with Section 410(b)(1) of the Code, then the arrangement must be treated as two separate arrangements, one comprising all eligible employees who have met the age and service requirements of Section 410(a)(1) of the Code and one comprising all eligible Employees who have not met the age and service requirements of Section 410(a)(1) of the Code unless the Plan uses the rule that allows for the aggregation of all eligible Employees regardless of age and service.
          Restructuring under Section 1.401(a)(4)-9(c) of the Treasury Regulations may not be used to satisfy the requirements of Section 401(k) of the Code.
     4. Certain Disaggregation Rules Not Applicable. The mandatory disaggregation rules relating to Section 401(k) plans and Section 401(m) plans set forth in Section 1.410(b)-7(c)(1) of the Treasury Regulations and an employee stock ownership plan and non-employee stock ownership plan portions of a plan set forth in Section 1.410(b)-7(c)(2) of the Treasury Regulations shall not apply for purposes of this Paragraph R. Accordingly, notwithstanding Section 1.410(b)-7(d)(2) of the Treasury Regulations, an employee stock ownership plan and a non-employee stock ownership plan which are different plans (within the meaning of Section 1.410(b)-7(b)) of the Treasury Regulations) are permitted to be aggregated for purposes of Section 401(k) of the Code.
     5. Permissive aggregation of collective bargaining units. Notwithstanding the general rule under Section 410(b) of the Code and Section 1.410(b)-7(c) of the Treasury Regulations, a plan that benefits Employees that are covered by a collective bargaining agreement and Employees who are not included in the collective bargaining unit are treated as comprising separate plans. An Employer can treat two or more separate collective bargaining units as a single collective bargaining unit for purposes of this Paragraph R.5 and this Article IV, provided that the combination of units are determined on a basis that is reasonably consistent from year to year.
     6. Multiemployer plan. Notwithstanding Section 1.410(b)-7(c)(4)(ii)(C) of the Treasury Regulations, the portion of the plan that is maintained pursuant to a collective bargaining agreement (within the meaning of Section 1.413-1(a)(2)) of the Treasury Regulations) is treated as a single plan maintained by a Single Employer that employs all the Employees benefiting under the same benefit computation formula and covered pursuant to that collective bargaining agreement. The rules of Paragraph R.5 of this Article IV (including the permissive aggregation of collective bargaining units) apply to the resulting deemed single plan in the same manner as if the Plan was a Single Employer Plan. The noncollectively bargained portion of the plan is treated as maintained by one or more Employers, depending on whether the noncollectively bargaining unit employees who benefit under the plan are employed by one or more Employers.
     7. Safe-Harbor Contributions. The rules regarding aggregation and disaggregation of cash or deferred arrangements and plans shall also apply for purposes of Sections 401(k)(12) and 401(m)(11) of the Code. The anti-discrimination test under Section 401(k)(3) of the Code shall apply to Employees who are eligible to make Elective Contributions but not yet eligible to receive Safe Harbor Matching Contributions or Safe Harbor Nonelective Employer Contributions.”
15. Effective for Plan Years beginning after December 31, 2003, Paragraphs S and T are added to Article IV to read as follows:
“S. Universal Availability Requirements of Catch-Up Contributions.
     1. General Rule. If the Employer maintains a plan that offers catch-up contributions and that is otherwise subject to Section 401(a)(4) of the Code (including a plan that is subject to Section 401(a)(4) of the Code pursuant to Section 403(b)(12) of the Code), such plan will not satisfy the requirements of Section 401(a)(4) of the Code unless all catch-up eligible Participants who participate under any plan maintained by the Employer are provided with an effective opportunity to make the same dollar amount of catch-up contributions. A plan fails to provide an effective opportunity to make catch-up contributions if it has an applicable limit (e.g., an Employer-provided limit) that applies to a catch-up eligible Participant and does not permit the Participant to make Elective Deferrals in excess of that limit. An applicable Employer plan does not fail to satisfy the universal availability requirement of this

Paragraph S solely because an Employer-provided limit does not apply to all Employees or different limits apply to different groups of Employees as permitted by Section 1.414(v)-1(b)(2)(i) of the Treasury Regulations. However, a plan may not provide lower Employer-provided limits for catch-up eligible Participants.
     2. Payroll Period Exception. An applicable Employer plan does not fail to satisfy the universal availability requirement of this Paragraph S merely because the plan allows Participants to defer an amount equal to a specified percentage of Compensation for each payroll period and for each payroll period permits each catch up eligible Participant to defer a pro-rata share of the applicable catch-up limit in addition to that amount.
     3. Cash Availability Exception. An Employer plan does not fail to satisfy the universal availability requirement of this Paragraph S merely because it restricts the Elective Deferrals of any Employee (including a catch-up eligible Participant) to amounts available after other withholding from the Employee’s pay (e.g., after deduction of all applicable income and employment taxes). For this purpose, an Employer-provided limit of 75% of Compensation or higher will be treated as limiting Employees to amounts available after other withholdings.
     4. Class Exclusion Exception. An applicable employer does not fail to satisfy the universal availability requirement of this Paragraph S merely because Employees described in Section 410(b)(3) of the Code are not provided the opportunity to make catch-up contributions.
     5. Exception for Certain Types of Plans. An applicable Employer plan does not fail to satisfy the universal availability requirement merely because another applicable Employer plan that is a Section 457 eligible governmental plan does not provide for catch-up contributions to the extent set forth in Sections 414(v)(6)(C) and 457(b)(3).
     6. Acquisition and Disposition Exception. If an applicable Employer plan satisfies the universal availability requirement of this Paragraph S before an acquisition or disposition described in Section 1.410(b)-2(f) of the Treasury Regulations and would fail to satisfy the universal availability requirement of this Paragraph because of such acquisition or disposition, then the applicable Employer plan shall continue to be treated as satisfying the universal availability requirement through the end of the transition period described under Section 410(b)(6)(C)(ii) of the Code.

T. Multiple Plan Limits on Catch-Up Contributions.
     1. General Rule. For purposes of Paragraph H of this Article IV, all applicable Employer plans, other than Section 457 eligible governmental plans, maintained by the same Employer are treated as one plan and all Section 457 eligible governmental plans maintained by the same Employer are treated as one plan. Thus, the total amount of catch-up contributions under all applicable Employer plans of an Employer (other than Section 457 eligible governmental plans) is limited to the applicable dollar catch-up limit for the relevant taxable year and the total amount of catch-up contributions for all Section 457 eligible governmental plans of an Employer is limited to the applicable dollar catch-up limit for the relevant taxable year.
     2. Coordination of Employer-Provided Limits within Plans. An applicable Employer plan is permitted to allow a catch-up eligible Participant to defer in excess of an Employer-provided limit under that plan without regard to whether Elective Deferrals made by the Participant have been treated as catch-up contributions for the taxable year under another applicable Employer plan aggregated with such plan under this Paragraph T. However, to the extent Elective Deferrals under another plan maintained by the Employer have already been treated as catch-up contributions during the taxable year, the Elective Deferrals under the plan may be treated as catch-up contributions only up to the amount remaining under the catch-up limit for the taxable year. Any other Elective Deferrals that exceed the Employer-provided limit must satisfy the benefits, rights and features current and effective availability requirements of Section 1.401(a)(4)-4 of the Treasury Regulations to the extent that the contributions are not catch-up contributions. Elective Deferrals in excess of the Employer-provided limit are taken into account under the Actual Deferral Percentage limitation to the extent they are not catch-up contributions.
     3. Allocation Rules. If a catch-up eligible Participant makes additional Elective Deferrals in excess of an applicable limit described in Paragraph H of this Article IV under more than one applicable Employer plan under which Elective Deferrals in excess of an applicable limit are treated as catch-up contributions is permitted to be determined in any manner that is not inconsistent with the manner in which such amounts were actually deferred under the applicable plan.”
16. Effective for Plan Years beginning on and after December 31, 2003, Paragraph C.8 is added to Article VIII as follows:

     “8. Catch-Up Contributions. Catch-up contributions made in accordance with Section 414(v) of the Code with respect to the current Plan Year are not taken into account for purposes of top-heavy testing under Section 416 of the Code. However, catch-up contributions made to the Plan in prior years are taken into account in determining whether the Plan is top-heavy under Section 416 of the Code.”
17.	The following paragraph is added to Paragraph J of Article X as follows:
     “For Plan Years in which Final Treasury Regulations under 401(k) are effective but no later than Plan Years beginning after December 31, 2005, gap period income can only be excluded as permitted under Section 1.401(k)(2)(b) of the Treasury Regulations. The income allowable to Excess Aggregate Contributions resulting from the recharacterization of Elective Contributions shall be determined and distributed as if such recharacterized Elective Contributions had been distributed as Excess Contributions. If gap period income is required to be allocated pursuant to Section 1.401(k)-2(b)(2) of the Treasury Regulations, the Committee may determine the income allocable to Excess Aggregated Contributions consistent with the requirements of Section 1.401(k)-2(b)(2) of the Treasury Regulations.”
18.	Paragraph L of Article X is amended in its entirety to read as follows:
     “L. Additional Qualified Nonelective Employer Contributions. Rather than returning Excess Aggregate Contributions, the Committee, in its sole discretion, may make additional Qualified Nonelective Employer Contributions or may apply Elective Contributions to satisfy the Contribution Percentage limitation provided that the Qualified Nonelective Employer Contributions and Elective Contributions that will be treated as Matching Contributions are made with respect to Employees who are Eligible Participants under the Plan.
     1. Conditions for Additional QNECs. Qualified Nonelective Employer Contributions will be treated as Matching Contributions only if the additional requirements described below are satisfied:
     (a) The Nonelective Employer Contributions including Qualified Nonelective Employer Contributions treated as Matching Contributions shall satisfy Section 401(a)(4) of the Code and Section 1.401(a)(4)-1(b)(2) of the Treasury Regulations.
     (b) The Nonelective Employer Contributions excluding Qualified Nonelective Employer Contributions treated as Matching Contributions for the Contribution Percentage

limitation and Qualified Nonelective Employer Contributions treated as Elective Contributions for the Actual Deferral Percentage limitation shall satisfy Section 401(a)(4) of the Code and Section 1.401(a)(4)-1(b)(2) of the Treasury Regulations.
     (c) If the Employer is applying the special rule for employer-wide plans in Section 1.414(r)-1(c)(2)(ii) of the Treasury Regulations with respect to a cash or deferred arrangement, the determination of whether the Qualified Nonelective Employer Contributions satisfy the requirements of subparagraphs (a) and (b) of this Paragraph L must be made on an employer-wide basis regardless of whether the plans to which the Qualified Nonelective Employer Contributions are made are satisfying the requirements of Section 410(b) of the Code on an employer-wide basis. Conversely, in the case of an employer that is treated as operating qualified separate lines of business, and does not apply the special rule for employer-wide plans in Section 1.414(r)-1(c)(2)(ii) of the Treasury Regulations with respect to a cash or deferred arrangement, then the determination of whether the Qualified Nonelective Employer Contributions satisfy the requirements of subparagraphs (a) and (b) of this Paragraph L is not permitted to be made on an employer-wide basis regardless of whether the plans to which the Qualified Nonelective Employer Contributions are made are satisfying the requirements of Section 410(b) of the Code on that basis.
     (d) The Elective Contributions including those treated as Matching Contributions for purposes of the Contribution Percentage limitation shall satisfy Section 401(k)(3) of the Code.
     (e) Qualified Nonelective Employer Contributions shall be allocated to the Employee within the Plan Year, and the Elective Contributions shall relate to Compensation for the Plan Year or Compensation that would have been received within 2 1/2 months after the Plan Year and are allocated within the Plan Year.
     (f) The plan which treats Qualified Nonelective Employer Contributions and Elective Contributions as Matching Contributions and the plan to which the Qualified Nonelective Employer Contributions and Elective Contributions are made must have the same Plan Year. If the Plan Year is changed to satisfy this requirement, such contributions may be taken into account during the Short Plan Years only if they could have been taken into account under the Contribution Percentage limitation for a plan with the same Short Plan Year.

     (g) If the Employer has elected to apply the prior year testing method to calculate the Contribution Percentage limitation, Qualified Nonelective Employer Contributions must be made no later than twelve (12) months following the last day of the Plan Year preceding the current Plan Year to satisfy the Contribution Percentage limitation. If the Employer has elected to apply the current year testing method to calculate the Contribution Percentage limitation, Qualified Nonelective Employer Contributions must be made no later than twelve (12) months following the close of the current Plan Year to satisfy the Contribution Percentage limitation.
     (h) Effective as stated in Article I, Qualified Nonelective Employer Contributions cannot be taken into account for a Plan Year for a Non-Highly Compensated Participant to the extent such contributions exceed the product of that Non-Highly Compensated Participant’s Compensation and the greater of (i) five percent (5%) or (ii) two (2) times the Plan’s representative contribution rate. Any Qualified Nonelective Employer Contribution taken into account under the Actual Deferral Percentage limitation under Paragraph J.4 of Article IV (including the determination of the representative contribution rate for purposes Section 1.401(k)-2(a)(6)(iv)(B) of the Treasury Regulations), is not taken into account for purposes of this Paragraph L (including the determination of the representative contribution rate for purposes of this subparagraph (h)).
     For purposes of this subparagraph (h), the Plan’s representative contribution rate is the lowest applicable contribution rate of any eligible Non-Highly Compensated Participant among a group of eligible Non-highly Compensated Participants that consists of half of all eligible Non-Highly Compensated Participants for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible Non Highly Compensated Participant in the group of all eligible Non-Highly Compensated Participant for the Plan Year and who is employed by the Employer on the last day of the Plan Year).
     The applicable contribution rate for an eligible Non-Highly Compensated Participant is the sum of the Matching Contributions taken into account under this Paragraph L for the eligible Non-Highly Compensated Participant for the Plan Year and the Qualified Nonelective Employer Contributions made for that eligible Non-Highly Compensated Participant for the Plan Year, divided by that eligible Non-Highly Compensated Participant’s Compensation for such Plan Year.

     Notwithstanding this subparagraph (h), Qualified Nonelective Employer Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act, Service Contract of 1965 or similar legislation, can be taken into account for a Plan Year to the extent such contributions do not exceed ten percent (10%) of the Non-Highly Compensated Participant’s Compensation.
     2. Qualified Nonelective Employer Contributions Not Taken Into Account. Qualified Nonelective Employer Contributions can not be taken into account under this Paragraph L to the extent such contributions are taken into account for purposes of satisfying any other Actual Deferral Percentage limitation, Contribution Percentage limitation, or the requirements of Sections 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4 of the Treasury Regulations.
19.	Paragraph P of Article X is amended in its entirety to read as follows:
“P Aggregation Rules for Section 401(m) Contributions.
     1. In General. If the Employer maintains two (2) or more plans to which Employee After-Tax Contributions or Matching Contributions are made, then the plans may be considered as a single plan for purposes of determining whether or not such plans satisfy Sections 401(a)(4), 401(m) or 410(b) of the Code, other than Section 410(b)(2)(A) of the Code. In such case, the aggregated plans must satisfy the Contribution Percentage limitation with respect to the amount of the Employee After-Tax Contributions and Matching Contributions and additionally must satisfy Sections 401(a)(4) and 410(b) of the Code as though such aggregated plans were a single plan. Whenever a Highly Compensated Employee is eligible under two (2) or more plans of the Employer which are subject to Section 401(m) of the Code, in calculating the Contribution Percentage limitation, the actual contribution ratio of such Highly Compensated Employee will be determined by treating all such plans in which such Highly Compensated Employee is an Eligible Participant as a single plan.
     For purposes of this Paragraph P, the term plan means a plan within the meaning of Section 1.410(b)-7(a) and (b) of the Treasury Regulations, after application of the mandatory disaggregation rules of Section 1.410(b)-7(c) of the Treasury Regulations and the permissive aggregation rules of Section 1.410(b)-7(d) of the Treasury Regulations, as modified by Paragraph P.4 of this Article X. Thus, if two (2) plans are treated as a single plan pursuant to the permissive aggregation rules of

Section 1.410(b)-7(d) of the Treasury Regulations, then such plans are treated as a single plan for purposes of Sections 401(k) and 401(m) of the Code.
     2. Plans with Inconsistent 401(k) Testing Methods. In applying the permissive aggregation rules of Section 1.410(b)-7(d) of the Treasury Regulations, an Employer may not aggregate plans within the meaning of Section 1.410(b)-7(b)-7(b) of the Treasury Regulations that apply inconsistent testing methods. Thus, a plan that applies the current year testing method may not be aggregated with another plan of the Employer that applies the prior year testing method. Similarly, an Employer may not aggregate a plan using the safe harbor provisions of Section 401(m)(11) of the Code and another plan that is required to be tested under Section 401(m)(2) of the Code.
     3. Disaggregation of Plans and Separate Testing. If Employee After-Tax Contributions or Matching Contributions are included in a plan within the meaning of Section 1.410(b)-7(b) of the Treasury Regulations that is mandatorily disaggregated under Section 410(b) of the Code (as modified by Paragraph P.4 of this Article X), the Employee After-Tax Contributions or Matching Contributions must be disaggregated in a consistent manner. Thus, in case of an Employer that is treated as operating qualified separate lines of business under Section 414(r) of the Code, if eligible Employees under a plan which provides for Employee After-Tax Contributions or Matching Contributions are in more than one qualified separate line of business, only those Employees within each qualified separate line of business may be taken into account in determining whether each disaggregated portion of the plan complies with the requirements of Section 401(m) of the Code, unless the Employer is applying the special rule for employer-wide plans in Section 1.414(r)-1(c)(2)(ii) of the Treasury Regulations with respect to the plan. Similarly, if a plan provides for Employee After-Tax Contributions or Matching Contributions under which Employees are permitted to participate before they have completed the minimum age and service requirements of Section 410(a)(1) of the Code applies Section 410(b)(4)(B) of the Code for determining whether the plan complies with Section 410(b)(1) of the Code, then the plan must be treated as two separate plans, one comprising all eligible employees who have met the age and service requirements of Section 410(a)(1) of the Code and one comprising all eligible Employees who have not met the age and service requirements of Section 410(a)(1) of the Code unless the Plan uses the rule that allows for the aggregation of all eligible Employees regardless of age and service.
     Restructuring under Section 1.401(a)(4)-9(c) of the Treasury Regulations may not be used to satisfy the requirements of Section 401(m) of the Code.
20.	Certain Disaggregation Rules Not Applicable.
     The mandatory disaggregation rules relating to Section 401(k) plans and Section 401(m) plans set forth in Section 1.410(b)-7(c)(1) of the Treasury Regulations and an employee stock ownership plan and non-employee stock ownership plan portions of a plan set forth in Section 1.410(b)-7(c)(2) of the Treasury Regulations shall not apply for purposes of this Paragraph P. Accordingly, notwithstanding Section 1.410(b)-7(d)(2) of the Treasury Regulations, an employee stock ownership plan and a non-employee stock ownership plan which are different plans (within the meaning of Section 1.410(b)-7(b)) of the Treasury Regulations) are permitted to be aggregated for purposes of Section 401(m) of the Code.”
IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed by its duly represented officer, this 18th day of December, 2006.

EMPLOYER:
By:	/s/ GARY A. KREITZER
Gary A. Kreitzer
Executive Vice President